SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    July 16, 1996
                                                    -------------

                          The CIT Group Holdings, Inc.
- -----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


      Delaware            1-1861                    13-2994534
- -----------------------------------------------------------------------------
      (State or other     (Commission               (IRS Employer
      jurisdiction of     File Number)              Identification No.)
      incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
- -----------------------------------------------------------------------------


Registrant's telephone number, including area code   (212) 536-1950
                                                     --------------


- -----------------------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 5.    Other Events.
           -------------

           See attached press release.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    THE CIT GROUP HOLDINGS, INC.
                                    ----------------------------
                                    (Registrant)


                                    By /s/ JOSEPH M. LEONE
                                    ----------------------------
                                    Joseph M. Leone
                                    Executive Vice President and
                                    Chief Financial Officer

Dated:  July 16, 1996

[Logo of The CIT Group, Inc.]


                                                  Joseph M. Leone
                                                  Chief Financial Officer
                                                  (201) 740-5752


FROM:    THE CIT GROUP HOLDINGS, INC.
         1211 AVENUE OF THE AMERICAS
         NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
- ---------------------

             THE CIT GROUP REPORTS RECORD 28 PERCENT EARNINGS GROWTH
             -------------------------------------------------------

           IN SECOND QUARTER: $72.4 MILLION VS. $56.5 MILLION IN 1995;
           ----------------------------------------------------------

      SIX MONTHS RECORD EARNINGS OF $132.2 MILLION, UP 21 PERCENT OVER 1995
      ---------------------------------------------------------------------


     NEW YORK, NEW YORK, JULY 16, 1996 --- The CIT Group Holdings, Inc., one of the nation's largest commercial and consumer lending organizations, today reported record net income of $72.4 million for the second quarter ended June 30, 1996, a 28 percent increase from the $56.5 million reported for the second quarter of 1995. Net income for the six months ended June 30, 1996 was also a record at $132.2 million, 21 percent higher than the $109.3 million of 1995. The improvements resulted from strong operating revenues due to gains from venture capital investments and equipment sales as well as increased portfolio spreads, partially offset by increased operating expenses.

     "During the first half, we experienced strong performances by all of our operating companies," said Albert R. Gamper, Jr., president and chief executive officer. "We were especially pleased with the performance of our venture capital business. We committed to this activity five years ago and are now beginning to see the benefits of that strategic diversity.

     "Although we are less encouraged about new business activity in light of recent and continuing rises in interest rates," Mr. Gamper continued, "the outlook for the remainder of 1996 looks good for The CIT Group."

Other highlights:

   o Return on average financing and leasing assets ("AEA") for the second quarter of 1996 was 1.79 percent, up from 1.49 percent for the second quarter of 1995. Return on AEA for the first six months of 1996 was 1.64 percent compared to 1.46 percent for the same period in 1995.

   o Financing and leasing assets totaled $17.18 billion, up $275.6 million from $16.91 billion at December 31, 1995, reflecting strong originations in the consumer portfolio and Industrial Financing, offset by syndications and the continued high level of liquidations of finance receivables.

   o Net finance income rose to $197.3 million (4.87% of AEA) for the second quarter of 1996 from $171.5 million (4.51% of AEA) in the second quarter of 1995. For the six months ended June 30, 1996, net finance income increased to $392.7 million (4.87% of AEA) from $336.0 million (4.48% of AEA) in 1995. The improvements reflect an increase in average financing and leasing assets, a change in portfolio mix toward higher-yielding consumer finance receivables, higher fees on account terminations and lower borrowing costs.

   o Fees and other income totaled $73.2 million in the second quarter of 1996, up from $41.9 million in the 1995 second quarter, primarily the result of a $16.2 million pretax gain in the venture capital portfolio as well as higher gains on equipment sales. For the six months ended June 30, 1996, fees and other income totaled $125.9 million, compared to $85.3 million in 1995. The 1996 period includes the higher level of gains as well as higher fee income associated with the servicing of third party receivables, including those that have been securitized by the Corporation.

   o Salaries and general operating expenses totaled $97.6 million (2.41% of AEA) versus $82.3 million (2.16% of AEA) in the second quarter of 1995. For the six months ended June 30, 1996, salaries and general operating expenses totaled $193.5 million (2.40% of AEA) compared to $167.1 million (2.22% of AEA) in 1995. The increases in expenses are primarily attributable to growth in Consumer Finance, servicing of a higher managed asset portfolio in Sales Financing and expenses associated with Industrial Financing's restructuring which will result in operating efficiencies and improved market alignment.

   o Depreciation on operating lease equipment for the second quarter and six months of 1996 was $28.8 million and $56.3 million, up from $17.2 million and $34.8 million for the same periods in 1995.

   o Net credit losses for the second quarter of 1996 totaled $23.7 million (0.59% of average finance receivables) compared to $17.2 million (0.46% of average finance receivables) for the second quarter of 1995. Year-to-date credit losses totaled $49.1 million (0.62% of average finance receivables) compared to $34.7 million (0.46% of average finance receivables) in 1995. The increases were primarily attributable to provisions related to certain nonaccrual loans secured by shipping and cruise line vessels.

   o Finance receivables past due 60 days or more declined to $252.1 million (1.58% of finance receivables) at June 30, 1996, from $263.9 million (1.67% of finance receivables) at December 31, 1995. Past due finance receivables on nonaccrual status decreased to $105.0 million (0.66% of finance receivables) at June 30, 1996 from $139.5 million (0.88% of finance receivables) at year-end 1995. The decrease reflects transfers of certain shipping and cruise line vessels to assets received in satisfaction of loans.

   o Assets received in satisfaction of loans increased to $97.8 million at June 30, 1996, from $42.0 million at December 31, 1995, due to the previously mentioned transfers.

   o Total nonperforming assets, comprised of past due finance receivables on nonaccrual status and assets received in satisfaction of loans were $202.8 million at June 30, 1996 up from $181.5 million at year end. As a percentage of finance receivables, total nonperforming assets were 1.27 percent at June 30, 1996 compared to 1.15 percent at December 31, 1995.

   o The reserve for credit losses grew to $211.9 million at June 30, 1996 from $206.0 million at year-end 1995.

   o  The ratio of debt-to-equity was 6.98 to 1 at June 30, 1996 compared to
      7.09 to 1 at December 31, 1995.

      The CIT Group Holdings, Inc. is owned 80 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The
Chase Manhattan Corporation, the largest bank holding company in the United States.

               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                                      # # #

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (DOLLAR AMOUNTS IN MILLIONS)


                                                 THREE MONTHS ENDED
                                                      JUNE 30
                                          --------------------------------------
                                             1996   % TO AEA    1995    % TO AEA
                                          --------- -------- ---------  --------

Finance income ...........................$   403.9   9.92%* $   380.5    9.95%*
Interest expense .........................    206.6   5.05*      209.0    5.44*
                                          ---------   ----   ---------    ----

  Net finance income .....................    197.3   4.87       171.5    4.51

Fees and other income ....................     73.2   1.81        41.9    1.10
                                          ---------   ----    --------    ----

  Operating revenue ......................    270.5   6.68       213.4    5.61
                                          ---------   ----    - ------    ----

Salaries and general
    operating expenses ...................     97.6   2.41        82.3    2.16

Net credit losses ........................     23.7   0.59**      17.2    0.46**
Provision for finance
    receivables increase .................      2.9   0.07         5.0    0.13
                                          ---------   ----    --------    ----
  Provision for credit losses ............     26.6   0.66        22.2    0.59

Depreciation on operating lease equipment      28.8   0.71        17.2    0.45
                                          ---------   ----    --------    ----

  Operating expenses .....................    153.0   3.78       121.7    3.20
                                          ---------   ----    --------    ----

Income before provision for income taxes .    117.5   2.90        91.7    2.41

Provision for income taxes ...............     45.1   1.11        35.2    0.92
                                          ---------   ----    --------    ----

  Net income .............................$    72.4   1.79%  $    56.5    1.49%
                                          =========   =====  =========    ====

Average financing and leasing assets (AEA)$16,192.3          $15,224.3

Average finance receivables               $16,051.9          $15,051.6

* Excludes interest income and interest expense relating to interest-bearing deposits
**Percent to average finance receivables

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (DOLLAR AMOUNTS IN MILLIONS)




                                                    SIX MONTHS ENDED
                                                        JUNE 30
                                          --------------------------------------
                                             1996   % TO AEA   1995    % TO AEA
                                          --------- -------- --------- ---------
Finance income ...........................$   806.5   9.94%* $   744.2    9.86%*
Interest expense .........................    413.8   5.07*      408.2    5.38*
                                          ---------   ----   ---------    ----

  Net finance income .....................    392.7   4.87       336.0    4.48

Fees and other income ....................    125.9   1.56        85.3    1.13
                                          ---------   ----  ---------    ----

  Operating revenue ......................    518.6   6.43       421.3    5.61
                                          ---------   ----   ---------    ----

Salaries and general operating expenses ..    193.5   2.40       167.1    2.22

Net credit losses ........................     49.1   0.62**      34.7    0.46**
Provision for finance receivables increase      5.3   0.07         8.5    0.11
                                          ---------   ----   ---------    ----
  Provision for credit losses ............     54.4   0.67        43.2    0.58

Depreciation on operating lease equipment$     56.3   0.70        34.8    0.46
                                         ----------   ----   ---------    ----


  Operating expenses .....................    304.2   3.77       245.1    3.26
                                          ---------   ----   ---------    ----

Income before provision for income taxes .    214.4   2.66       176.2    2.35

Provision for income taxes ...............$    82.2   1.02        66.9    0.89
                                          ---------   ----   ---------    ----

  Net income .............................$   132.2   1.64%  $   109.3    1.46%
                                          =========   ====   =========    ====

Average financing and leasing assets (AEA)$16,146.3          $15,028.3

Average finance receivables               $15,915.6          $14,904.4

* Excludes interest income and interest expense relating to interest-bearing deposits
**Percent to average finance receivables

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                  JUNE 30,      DECEMBER 31,
                                                    1996            1995
                                                 ----------     ------------
ASSETS
- ------
FINANCING AND LEASING ASSETS
Loans
   Commercial                                     $10,105.4      $10,356.3
   Consumer                                         2,698.6        2,344.0
Lease receivables                                   3,142.5        3,095.2
                                                  ---------      ---------
   Finance receivables                             15,946.5       15,795.5
Reserve for credit losses                            (211.9)        (206.0)
                                                  ---------      ---------
   Net finance receivables                         15,734.6       15,589.5
Operating lease equipment                           1,237.6        1,113.0
Cash and cash equivalents                             110.1          161.5
Other assets                                          709.2          556.3
                                                  ---------      ---------

   TOTAL ASSETS                                   $17,791.5      $17,420.3
                                                  =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
DEBT
Commercial paper                                  $ 5,573.3      $ 6,105.6
Variable rate senior notes                          4,197.5        3,827.5
Fixed rate senior notes                             3,798.1        3,337.0
Subordinated fixed rate notes                         300.0          300.0
                                                  ---------      ---------
   Total debt                                      13,868.9       13,570.1
Credit balances of factoring clients                  969.6          980.9
Accrued liabilities and payables                      487.5          485.9
Deferred Federal income taxes                         479.5          469.2
                                                  ---------      ---------
   Total liabilities                               15,805.5       15,506.1

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
   outstanding - 1,000 shares                         250.0          250.0
Paid-in capital                                       408.3          408.3
Retained earnings                                   1,327.7        1,255.9
                                                  ---------      ---------
   Total stockholders' equity                       1,986.0        1,914.2
                                                  ---------      ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $17,791.5      $17,420.3
                                                  =========      =========